EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144189 of Discover Financial Services on Form S-8 of our report dated July 9, 2008, appearing in this Annual Report on Form 11-K of the Discover Financial Services 401(k) Plan as of and for the period ended December 31, 2007.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 9, 2008

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